EXHIBIT 99.1

Contact:
William L. Prater	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Principal Accounting Officer
662/680-2000	662/680-2332
BancorpSouth Announces Second Quarter 2010 Financial Results
TUPELO, Miss., July 22, 2010/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the quarter ended June 30, 2010.
The Company had a net loss for the quarter of $12.6 million, or $0.15 per diluted share, compared with net income of $33.9 million, or $0.41 per diluted share, for the second quarter of 2009.
Commenting on the second quarter results, Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, said, “The decline in BancorpSouth’s bottom-line results for the second quarter was primarily attributable to the impact of increased credit costs. Reported results for the second quarter of 2010 also included the negative impact of a reduction in the value of BancorpSouth’s mortgage servicing rights (MSR) of $8.3 million ($0.06 per diluted share after tax). The results of core operations were otherwise relatively stable on a comparable and sequential quarter basis. Specifically, our provision for credit losses was $62.4 million for the second quarter of 2010, up from $17.6 million for the second quarter last year and $43.5 million for the first quarter of 2010. Non-performing loans and leases (NPLs) increased by $66.6 million during the quarter, bringing total NPLs to $302.3 million at June 30, 2010.
“The bulk of credit quality issues are concentrated geographically, enhancing the focus of our resolution efforts. The majority of NPLs at the quarter end were in Alabama and the Nashville and the greater Memphis, Tennessee areas. Slowed housing starts coupled with an excess of lot inventory have combined to create an environment that has caused many borrowers to be unable to amortize their debt. This environment has also caused declines in real estate collateral values.
“At June 30, 2010, over 70 percent of our non-accrual loans had been determined to be collaterally dependent and had either been charged down or had a specific reserve to reflect values obtained from recent appraisals. As a result of these write-downs and reserves, the remaining net book balance of impaired loans was 61 percent of the unpaid principal balance. The allowance for credit losses that was not specifically allocated to impaired loans represented 212 percent of the remaining unimpaired non-accrual loan balance.
“We are encouraged that other areas of our business have remained relatively stable despite continued weakness in the economy. This consistency, combined with continued expense control, produced pre-tax, pre-provision earnings of $46.4 million for the quarter ended June 30, 2010.
“For the second quarter of 2010, we continued to generate new loans that have effectively offset normal loan runoff. This has been accomplished in an economic cycle that has seen the banking industry experience a year-to-year decline in loan balances of around 7 percent. Deposits continued to grow during the second quarter, with this growth coming in all major deposit categories and generally across our entire footprint. Continued deposit growth, combined with a lack of loan growth, resulted in an increase in average short-term investments of $125 million during the quarter. While this mix does not produce the highest short-term net interest margin in the current environment of historically low interest rates, it builds customer relationships and positions the Company better to manage interest rate risk. This funding mix shift contributed to a reduction in net interest margin to 3.71 percent for the second quarter of 2010 from 3.75 percent and 3.88 percent for the comparable and sequential quarters, respectively.
“BancorpSouth’s capital remains very strong, and we have ample liquidity. In addition to supporting our continuing interest in industry consolidation opportunities that meet our strategic objectives, our strong capital enables us to manage our credit issues for the long-term benefit of the Company and our shareholders.
“In an environment that remains very stressful, our second quarter results demonstrate that we are dealing effectively with the challenges we face. We do not discount the work required to return the Company’s financial performance to more normal levels. We remain confident that BancorpSouth is well positioned to do so.”
Net Interest Revenue
Net interest revenue was $109.3 million for the second quarter of 2010, a decrease of 1.5 percent from $110.9 million for the second quarter of 2009 and 2.3 percent from $111.9 million for the first quarter of 2010. The fully taxable equivalent net interest margin was 3.71 percent for the second quarter of 2010, compared with 3.75 percent for the second quarter of 2009 and 3.88 percent for the first quarter of 2010.
Over the past two years, the net interest margin has remained in a range of 3.67 percent to 3.88 percent, with the high end of the range having been achieved in the first quarter of 2010. Several factors contributed to the decrease of 17 basis points (“bps”) from the first quarter of 2010. The higher level of average NPLs reduced the margin by 4 bps, reversal of current year interest for loans placed on non-accrual status or charged-off in the quarter caused a decline of 6 bps, and the remainder of the change was primarily attributable to the changing mix of earning assets and interest-bearing liabilities.
Asset, Deposit and Loan Activity
Total assets at June 30, 2010 were $13.4 billion, compared with $13.3 billion at June 30, 2009. Total deposits were $11.2 billion at June 30, 2010, an increase of 10.5 percent from $10.2 billion at June 30, 2009. Loans and leases, net of unearned income, were $9.6 billion at June 30, 2010, a decrease of 1.2 percent from $9.8 billion at June 30, 2009.
Loan demand remained weak during the second quarter of 2010, with the Company essentially replacing normal loan runoff with new loan production. Louisiana and East Texas provided most of the new loan production. During the twelve months ended June 30, 2010, loans and leases decreased $114.5 million. This decrease was primarily driven by a decrease in CAD loans of $270.5 million. This segment of the loan portfolio includes residential CAD loans, which had a number of problem loans. Residential CAD loans at June 30, 2010 totaled $569.6 million, reflecting a decrease of $66.6 million from June 30, 2009. Other types of loans contained in this loan segment that experienced significant declines during the past twelve months were 1-4 family construction loans, which decreased $74.1 million, and commercial construction loans, which decreased $119.3 million from June 30, 2009. While 1-4 family and commercial construction loans have not experienced the credit deterioration that has been experienced in the residential CAD segment, the slow-down in construction has resulted in lower outstanding balances.
Deposits grew to $11.2 billion or 10.5 percent over a year ago. The growth in deposits included a 7 percent increase in noninterest-bearing demand deposits, 19 percent growth in interest-bearing demand deposits, and a 4 percent increase in time deposits. The growth in deposit balances has been experienced broadly across the markets we serve. We are encouraged with the opportunity that these new customer and deepened existing customer relationships reflect.

Provision for Credit Losses and Allowance for Credit Losses
For the second quarter of 2010, the provision for credit losses was $62.4 million, compared with $17.6 million for the second quarter of 2009 and $43.5 million for the first quarter of 2010. Annualized net charge-offs were 2.08 percent of average loans and leases for the second quarter of 2010, compared with 0.55 percent for the second quarter of 2009 and 1.26 percent for the first quarter of 2010. These increases reflect increased impairments of loans where the Company has determined that borrowers are not likely to be able to repay under the original contractual terms.
NPLs increased to $302.3 million, or 3.13 percent of net loans and leases, at June 30, 2010 from $97.7 million, or 1.00 percent of net loans and leases, at June 30, 2009 and $235.7 million, or 2.43 percent of net loans and leases, at March 31, 2010. The allowance for credit losses increased to 2.08 percent of net loans and leases at June 30, 2010, compared with 1.42 percent at June 30, 2009 and 1.95 percent at March 31, 2010.
NPLs at June 30, 2010 included $263.8 million of loans on nonaccrual status, $17.7 million in loans 90 days or more past due and still accruing, and restructured loans still accruing of $20.8 million. Loans and leases 30-89 days past due decreased 8 percent from $142.8 million at March 31, 2010 to $130.9 million at June 30, 2010.
At the end of the second quarter, $102.9 million of NPLs, or 34.0 percent, were residential CAD loans, $60.9 million, or 20.1 percent, were other CAD loans, $46.5 million, or 15.4 percent, were commercial real estate mortgage loans, $44.4 million, or 14.7 percent, were consumer mortgages, and NPLs from all other loan types totaled $47.6 million, or 15.7 percent, of NPLs.
Noninterest Revenue
Noninterest revenue was $57.1 million for the second quarter of 2010, compared with $80.5 million for the second quarter of 2009 and $63.3 million for the first quarter of 2010. In the second quarter of 2010, mortgage production and servicing income was $6.0 million. This was offset by the $8.3 million negative MSR market valuation adjustment, resulting in negative net mortgage lending revenue of $2.3 million for the second quarter. Mortgage origination volume during the quarter totaled $290.6 million, down from $507.5 million in the second quarter of 2009 when refinancing accounted for 71 percent of production. In the second quarter of 2010, refinancing accounted for just 40 percent of originations.
Other non-interest revenue, including credit and debit card fees, service charges and trust income continue to reflect an increased level of activity on both a year-over-year and sequential quarter basis. Insurance commissions totaled $21.7 million, consistent with the first quarter of 2010 and up $1.1 million over the second quarter of 2009.
Noninterest Expense
BancorpSouth continued to control noninterest expenses well during the second quarter of 2010. These expenses totaled $120.0 million for the quarter compared with $124.0 million for the second quarter of 2009 and $120.5 million for the first quarter of 2010. Results for the second quarter of 2009 include the impact of a special FDIC assessment of $6.1 million. Excluding this assessment, the FDIC premium increased $1.1 million for the second quarter of 2010 from the same quarter in 2009.
Capital Management
BancorpSouth’s commitment to a strong capital base is one of its fundamental strengths. The Company’s equity capitalization is 100 percent common stock. This strong capital base has enabled BancorpSouth to forego participating in the Capital Purchase Program under TARP or raising new capital since the economic recession began. BancorpSouth’s ratio of shareholders’ equity to assets was 9.24 percent at June 30, 2010, compared with 9.59 percent at June 30, 2009. The ratio of tangible equity to tangible assets was 7.23 percent at June 30, 2010, compared with 7.53 percent at June 30, 2009. BancorpSouth remains a “well capitalized” financial holding company, as defined by federal regulations, with Tier 1 risk-based capital of 10.53 percent at June 30, 2010 and total risk based capital of 11.79 percent, compared with required minimum levels of 6 percent and 10 percent, respectively, to meet the definition of “well capitalized.”
Summary
Patterson concluded, “The second quarter of 2010 was a difficult one, focused on dealing with continuing credit issues. The challenge in dealing with these issues is to work through those problems, without neglecting areas that continue to present opportunities that will serve the Company well in the future. I am proud of our management team for the progress we have made on both fronts in the first half of 2010. As we have discussed throughout the recession, our credit quality was not immune to the impact of a severe and prolonged economic downturn. That said, we believe that we are well-positioned and have made significant progress in addressing our credit issues. We are — and intend to remain — well reserved against losses inherent in our loan portfolio. In addition, our strong capital supports our ability to work with our borrowers appropriately to avoid unnecessarily costly resolutions. We believe we have a good understanding of the specific markets primarily accountable for our increased NPLs, and we are taking appropriate action in resolving these problems.
“While the difficulties we have faced are not insignificant, they remain manageable, and we expect an improving economy to support a stronger performance within our core operations. We are proud of the stability demonstrated by these operations throughout the recessionary economy. We expect our culture of strong customer service, comprehensive financial products and services, and our strong capital position will continue to enable us to build long-term value for BancorpSouth’s shareholders.”
Conference Call
BancorpSouth will conduct a conference call to discuss its second quarter 2010 results tomorrow, July 23, 2010, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to real estate values, our ability to manage through the current environment, our ability to remain well-reserved against losses in our loan portfolio, the ability of our borrowers to repay their loans, our ability to address credit issues, our understanding of and ability to resolve problems related to our NPLs, the number of new problem loans that we face, the impact of the economy on our core operations and the impact of our culture of strong customer service, sophisticated financial products and services and strong capital position.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in general business or economic conditions or government fiscal and monetary policies, volatility and disruption in national and international financial markets, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with $13.4 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 314 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$109,329	$110,940	$221,211	$220,816
Provision for credit losses	62,354	17,594	105,873	32,539
Noninterest revenue	57,086	80,478	120,418	148,296
Noninterest expense	120,016	124,006	240,499	243,984

Income (loss) before income taxes	(15,955)	49,818	(4,743)	92,589
Income tax provision (benefit)	(3,395)	15,951	(579)	29,245

Net income (loss)	($12,560)	$33,867	($4,164)	$63,344

Earning (loss) per share: Basic	($0.15)	$0.41	($0.05)	$0.76

Diluted	($0.15)	$0.41	($0.05)	$0.76

Balance sheet data at June 30:
Total assets			$13,421,004	$13,297,819
Total earning assets			12,038,779	12,058,795
Loans and leases, net of unearned income			9,646,902	9,761,400
Allowance for credit losses			200,744	138,747
Total deposits			11,220,641	10,157,547
Common shareholders’ equity			1,240,259	1,274,947
Book value per share			14.86	15.30

Average balance sheet data:
Total assets	$13,223,506	$13,260,786	$13,175,605	$13,292,655
Total earning assets	12,110,349	12,135,163	12,045,309	12,161,014
Loans and leases, net of unearned interest	9,703,253	9,740,916	9,734,994	9,718,321
Total deposits	11,075,655	10,059,237	10,977,508	9,984,251
Common shareholders’ equity	1,245,786	1,250,950	1,255,543	1,244,994

Non-performing assets at June 30:
Non-accrual loans and leases			$263,758	$45,542
Loans and leases 90+ days past due, still accruing			17,696	43,866
Restructured loans and leases, still accruing			20,813	8,264
Other real estate owned			67,560	51,477

Total non-performing assets			369,827	149,149

Net charge-offs as a percentage of average loans (annualized)	2.08%	0.55%	1.67%	0.55%

Performance ratios (annualized):
Return on average assets	(0.38%)	1.02%	(0.06%)	0.96%
Return on common equity	(4.04%)	10.86%	(0.67%)	10.26%
Total shareholders’ equity to total assets	9.24%	9.59%	9.24%	9.59%
Tangible shareholders’ equity to tangible assets	7.23%	7.53%	7.23%	7.53%
Net interest margin	3.71%	3.75%	3.79%	3.75%

Average shares outstanding — basic	83,429,120	83,306,683	83,416,465	83,207,076
Average shares outstanding — diluted	83,429,120	83,460,486	83,416,465	83,342,086
Cash dividends per share	$0.22	$0.22	$0.44	$0.44

Tier I capital	10.53%	11.34%	10.53%	11.34%
Total Capital	11.79%	11.09%	11.79%	11.09%
Tier I leverage capital	8.35%	8.92%	8.35%	8.92%
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BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Consolidated Balance Sheets
(Unaudited)

	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09
		(Dollars in thousands)
Assets
Cash and due from banks	$370,499	$187,115	$222,741	$189,103	$236,327
Interest bearing deposits with other banks	111,040	9,943	15,704	43,067	28,836
Held-to-maturity securities, at amortized cost	1,147,157	1,219,983	1,032,822	1,180,716	1,204,618
Available-for-sale securities, at fair value	962,692	891,221	960,772	958,158	969,207
Federal funds sold and securities purchased under agreement to resell	75,000	120,000	75,000	75,000	—
Loans and leases	9,691,623	9,756,081	9,822,986	9,803,235	9,806,735
Less: Unearned income	44,721	45,259	47,850	45,291	45,335
Allowance for credit losses	200,744	188,884	176,043	144,791	138,747

Net loans and leases	9,446,158	9,521,938	9,599,093	9,613,153	9,622,653
Loans held for sale	95,987	80,312	80,343	80,053	94,736
Premises and equipment, net	336,645	339,860	343,877	346,931	348,661
Accrued interest receivable	63,862	69,022	68,651	74,589	71,349
Goodwill	270,097	270,097	270,097	270,097	270,097
Bank owned life insurance	190,828	189,022	187,770	189,043	185,822
Other assets	351,039	331,677	310,997	251,963	265,513

Total Assets	$13,421,004	$13,230,190	13,167,867	13,271,873	13,297,819

Liabilities
Deposits:
Demand: Noninterest bearing	$1,897,977	$1,860,579	1,901,663	1,769,432	1,773,418
Interest bearing	4,725,457	4,589,029	4,323,646	4,055,395	3,960,008
Savings	770,112	768,302	725,192	712,446	718,302
Other time	3,827,095	3,776,251	3,727,201	3,759,761	3,705,819

Total deposits	11,220,641	10,994,161	10,677,702	10,297,034	10,157,547
Federal funds purchased and securities sold under agreement to repurchase	481,109	480,795	539,870	816,374	755,609
Short-term Federal Home Loan Bank borrowings and other short-term borrowing	3,500	2,500	203,500	200,000	475,000
Accrued interest payable	17,508	17,972	19,588	24,243	24,084
Junior subordinated debt securities	160,312	160,312	160,312	160,312	160,312
Long-term Federal Home Loan Bank borrowings	110,749	112,760	112,771	286,281	286,292
Other liabilities	186,926	196,806	177,828	201,411	164,028

Total Liabilities	12,180,745	11,965,306	11,891,571	11,985,655	12,022,872
Shareholders’ Equity
Common stock	208,704	208,655	208,626	208,615	208,391
Capital surplus	223,922	223,307	222,547	222,135	220,859
Accumulated other comprehensive income (loss)	(5,008)	(10,645)	(8,409)	(18,568)	(25,162)
Retained earnings	812,641	843,567	853,532	874,036	870,859

Total Shareholders’ Equity	1,240,259	1,264,884	1,276,296	1,286,218	1,274,947

Total Liabilities & Shareholders’ Equity	$13,421,004	$13,230,190	$13,167,867	$13,271,873	$13,297,819

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BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09	Jun-10	Jun-09
INTEREST REVENUE:
Loans and leases	$124,621	$126,956	$129,086	$129,455	$129,263	$251,577	$258,472
Deposits with other banks	33	21	19	20	22	54	92
Federal funds sold and securities purchased under agreement to resell	143	82	43	27	3	225	4
Held-to-maturity securities:
Taxable	9,363	9,415	10,128	11,690	12,108	18,778	25,139
Tax-exempt	2,412	2,461	2,393	2,193	2,155	4,873	4,266
Available-for-sale securities:
Taxable	8,030	8,385	8,675	8,592	8,721	16,415	17,759
Tax-exempt	833	832	875	812	826	1,665	1,709
Loans held for sale	727	506	777	698	1,215	1,233	2,490

Total interest revenue	146,162	148,658	151,996	153,487	154,313	294,820	309,931

INTEREST EXPENSE:
Interest bearing demand	9,751	9,392	9,023	9,038	9,738	19,143	21,986
Savings	915	889	900	937	927	1,804	1,863
Other time	21,535	21,529	23,445	25,534	26,496	43,064	52,329
Federal funds purchased and securities sold under agreement to repurchase	215	228	305	331	421	443	993
FHLB borrowings	1,553	1,880	3,012	2,877	2,885	3,433	5,708
Junior subordinated debt	2,862	2,855	2,863	2,884	2,928	5,717	5,883
Other	2	3	101	150	(22)	5	353

Total interest expense	36,833	36,776	39,649	41,751	43,373	73,609	89,115

Net interest revenue	109,329	111,882	112,347	111,736	110,940	221,211	220,816
Provision for credit losses	62,354	43,519	62,271	22,514	17,594	105,873	32,539

Net interest revenue, after provision for credit losses	46,975	68,363	50,076	89,222	93,346	115,338	188,277

NONINTEREST REVENUE:
Mortgage lending	(2,304)	5,025	8,602	2,012	13,959	2,721	21,611
Credit card, debit card and merchant fees	9,333	8,810	7,883	8,902	9,111	18,143	17,459
Service charges	18,953	16,262	18,689	19,049	18,371	35,215	35,126
Trust income	2,707	2,587	3,014	2,435	2,040	5,294	4,249
Security gains (losses), net	(585)	1,297	(102)	—	42	712	47
Insurance commissions	21,666	21,668	17,583	20,134	20,575	43,334	43,220
Other	7,316	7,683	8,836	9,943	16,380	14,999	26,584

Total noninterest revenue	57,086	63,332	64,505	62,475	80,478	120,418	148,296

NONINTEREST EXPENSES:
Salaries and employee benefits	68,189	69,287	66,926	70,353	70,092	137,476	141,455
Occupancy, net of rental income	10,527	10,775	10,897	10,720	10,492	21,302	20,491
Equipment	5,877	5,739	5,578	5,853	5,855	11,616	12,077
Deposit insurance assessments	4,362	4,250	3,786	3,402	9,358	8,612	12,484
Other	31,061	30,432	36,174	32,344	28,209	61,493	57,477

Total noninterest expenses	120,016	120,483	123,361	122,672	124,006	240,499	243,984

Income (loss) before income taxes	(15,955)	11,212	(8,780)	29,025	49,818	(4,743)	92,589
Income tax expense (benefit)	(3,395)	2,816	(6,634)	7,494	15,951	(579)	29,245

Net income (loss)	($12,560)	$8,396	($2,146)	$21,531	$33,867	($4,164)	$63,344

Net income (loss) per share: Basic	($0.15)	$0.10	($0.03)	$0.26	$0.41	($0.05)	$0.76

Diluted	($0.15)	$0.10	($0.03)	$0.26	$0.41	($0.05)	$0.76

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BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09
LOAN AND LEASE PORTFOLIO:
Commercial and industrial	$1,483,335	$1,470,145	$1,466,569	$1,442,344	$1,441,718
Real estate
Consumer mortgages	2,019,187	2,014,085	2,017,067	2,046,433	2,054,666
Home equity	555,281	549,924	550,085	540,875	532,337
Agricultural	260,489	266,649	262,069	254,647	242,034
Commercial and industrial-owner occupied	1,407,704	1,423,098	1,449,554	1,432,859	1,394,852
Construction, acquisition and development	1,381,591	1,428,882	1,459,503	1,533,622	1,652,052
Commercial	1,794,644	1,809,660	1,806,766	1,770,066	1,719,044
Credit cards	102,784	101,464	108,086	103,208	101,844
All other	641,888	646,915	655,437	633,890	622,853

Total loans	$9,646,903	$9,710,822	$9,775,136	$9,757,944	$9,761,400

ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$188,884	$176,043	$144,791	$138,746	$134,632

Loans and leases charged off:
Commercial and industrial	(5,106)	(2,169)	(3,404)	(3,913)	(1,070)
Real estate
Consumer mortgages	(4,659)	(4,598)	(2,298)	(2,669)	(4,877)
Home equity	(602)	(1,683)	(1,835)	(1,278)	(1,106)
Agricultural	(473)	(207)	(401)	(407)	(3)
Commercial and industrial-owner occupied	(3,845)	(2,465)	(753)	(1,795)	(649)
Construction, acquisition and development	(31,655)	(15,769)	(20,766)	(3,160)	(4,335)
Commercial	(2,593)	(2,278)	(568)	(2,135)	(321)
Credit cards	(1,363)	(1,160)	(1,118)	(1,204)	(1,290)
All other	(2,067)	(1,050)	(954)	(938)	(815)

Total loans charged off	(52,363)	(31,379)	(32,097)	(17,499)	(14,466)

Recoveries:
Commercial and industrial	242	63	194	320	68
Real estate
Consumer mortgages	818	64	209	132	263
Home equity	43	52	76	28	2
Agricultural	—	—	—	—	—
Commercial and industrial-owner occupied	44	7	10	31	248
Construction, acquisition and development	211	56	7	31	4
Commercial	27	12	25	108	—
Credit cards	219	150	216	123	140
All other	265	297	341	257	261

Total recoveries	1,869	701	1,078	1,030	986

Net charge-offs	(50,494)	(30,678)	(31,019)	(16,469)	(13,480)

Provision charged to operating expense	62,354	43,519	62,271	22,514	17,594
Other, net	—	—	—	—	—

Balance, end of period	$200,744	$188,884	$176,043	$144,791	$138,746

Average loans for period	$9,703,253	$9,767,088	$9,750,989	$9,750,159	$9,740,916

Ratios:
Net charge-offs to average loans (annualized)	2.08%	1.26%	1.27%	0.68%	0.55%

-MORE-

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09
NON-PERFORMING ASSETS
NON-PERFORMING LOANS AND LEASES:
Nonaccrual Loans and Leases
Commercial and industrial	$6,280	$6,306	$4,852	$7,048	$7,364
Real estate
Consumer mortgages	37,514	24,047	20,731	12,433	9,946
Home equity	1,565	761	1,642	1,879	596
Agricultural	3,972	3,049	1,136	2,647	970
Commercial and industrial-owner occupied	12,061	15,083	7,039	5,044	2,631
Construction, acquisition and development	159,829	116,191	82,170	39,989	21,742
Commercial	38,921	30,094	23,209	12,228	1,023
Credit cards	726	1,072	1,044	850	816
All other	2,890	3,034	2,190	614	454

Total nonaccrual loans and leases	263,758	199,637	144,013	82,732	45,542

Loans and Leases 90+ Days Past Due, Still Accruing:
Commercial and industrial	7,093	1,405	1,797	1,062	1,919
Real estate
Consumer mortgages	4,754	10,984	9,905	14,189	9,961
Home equity	—	320	810	707	1,651
Agricultural	—	199	1,015	289	3,292
Commercial and industrial-owner occupied	733	1,482	4,511	1,342	4,253
Construction, acquisition and development	1,490	3,339	13,482	1,477	18,648
Commercial	3,068	1,671	2,558	305	2,351
Credit cards	228	296	355	373	476
All other	330	756	1,868	955	1,315

Total loans and leases 90+ past due, still accruing	17,696	20,452	36,301	20,699	43,866

Restructured Loans and Leases, Still Accruing	20,813	15,576	6,161	8,205	8,264

Total non-performing loans and leases	302,267	235,665	186,475	111,636	97,672

OTHER REAL ESTATE OWNED:	67,560	59,269	59,265	62,072	51,477

Total Non-performing Assets	$369,827	$294,934	$245,740	$173,708	$149,149

Loans and Leases 30-89 Days Past Due, Still Accruing:
Commercial and industrial	$10,081	$17,248	$7,220	$7,391	$6,765
Real estate
Consumer mortgages	30,286	22,917	24,263	21,802	23,947
Home equity	2,664	2,568	2,000	2,068	2,488
Agricultural	2,312	3,814	1,010	838	2,181
Commercial and industrial-owner occupied	20,975	21,798	29,186	7,286	6,423
Construction, acquisition and development	50,759	58,385	39,795	7,753	19,767
Commercial	8,084	11,627	5,623	12,246	24,673
Credit cards	1,220	1,185	1,457	1,566	1,473
All other	4,472	3,240	3,061	3,758	2,762

Total Loans and Leases 30-89 days past due, still accruing	$130,853	$142,782	$113,615	$64,708	$90,479

Credit Quality Ratios:
Provision for credit losses to average loans and leases (annualized)	2.57%	1.78%	2.55%	0.92%	0.72%
Allowance for credit losses to net loans and leases	2.08%	1.95%	1.80%	1.48%	1.42%
Allowance for credit losses to non-performing assets	54.28%	64.04%	71.64%	83.35%	93.03%
Allowance for credit losses to non-performing loans and leases	66.41%	80.15%	94.41%	129.70%	142.05%
Non-performing loans and leases to net loans and leases	3.13%	2.43%	1.91%	1.14%	1.00%
Non-performing assets to net loans and leases	3.83%	3.04%	2.51%	1.77%	1.53%
-MORE-

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09
REAL ESTATE CONSTRUCTION, ACQUISITION AND DEVELOPMENT (“CAD”) PORTFOLIO:
Outstanding Balance
Multi-family construction	$22,091	$28,598	$25,009	$28,371	$30,667
One-to-four family construction	229,629	242,209	255,026	284,466	303,698
Recreation and all other loans	44,175	39,938	50,122	47,065	53,888
Commercial construction	245,700	236,111	240,917	279,215	365,024
Commercial acquisition and development	270,413	280,630	282,766	272,772	262,612
Residential acquisition and development	569,583	601,396	605,663	621,733	636,163

Total outstanding balance	$1,381,591	$1,428,882	$1,459,503	$1,533,622	$1,652,052

Nonaccrual CAD Loans
Multi-family construction	$11,705	$9,071	$9,247	$—	$—
One-to-four family construction	6,117	4,223	1,514	6,489	2,682
Recreation and all other loans	685	—	—	—	—
Commercial construction	24,723	12,650	6,684	—	—
Commercial acquisition and development	15,558	463	2,527	4,304	—
Residential acquisition and development	101,041	89,783	62,198	29,196	19,060

Total nonaccrual CAD loans	159,829	116,190	82,170	39,989	21,742

CAD Loans 90+ Days Past Due, Still Accruing:
Multi-family construction	—	—	—	—	119
One-to-four family construction	365	748	1,535	249	2,361
Recreation and all other loans	—	146	496	—	—
Commercial construction	141	16	—	—	147
Commercial acquisition and development	77	678	4,500	83	4,208
Residential acquisition and development	907	1,751	6,951	1,145	11,814

Total CAD loans 90+ past due, still accruing	1,490	3,339	13,482	1,477	18,649

Restructured CAD Loans, Still Accruing
Multi-family construction	—	—	—	—	—
One-to-four family construction	1,072	—	—	953	953
Recreation and all other loans	—	—	—	—	—
Commercial construction	—	—	1,606	—	—
Commercial acquisition and development	460	—	—	—	147
Residential acquisition and development	946	3,234	—	3,338	3,337

Total restructured CAD loans, still accruing	2,478	3,234	1,606	4,291	4,437

Total Non-performing CAD loans	$163,797	$122,763	$97,258	$45,757	$44,828

CAD NPL as a % of Outstanding CAD Balance
Multi-family construction	53.0%	31.7%	37.0%	—%	0.4%
One-to-four family construction	3.3%	2.1%	1.2%	2.7%	2.0%
Recreation and all other loans	1.6%	0.4%	1.0%	—%	—%
Commercial construction	10.1%	5.4%	3.4%	—%	—%
Commercial acquisition and development	6.0%	0.4%	2.5%	1.6%	1.7%
Residential acquisition and development	18.1%	15.8%	11.4%	5.4%	5.4%
Total CAD NPL as a % of outstanding CAD balance	11.9%	8.6%	6.7%	3.0%	2.7%
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Selected Loan Data
(Dollars in thousands)
(Unaudited)

	As of
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09

Unpaid principal balance of impaired credits	$243,221	$209,288	$161,631	$57,670	$47,923
Cumulative charge offs on impaired credits	54,930	37,989	33,094	12,976	11,836

Outstanding balance of impaired credits	188,291	171,299	128,537	44,694	36,087

Other non-accrual loans and leases not impaired	75,467	28,338	15,476	38,038	9,455

Total non-accrual loans and leases	$263,758	$199,637	$144,013	$82,732	$45,542

Allowance for impaired credits	40,721	30,855	22,747	5,876	3,968

Nonaccrual loans and leases, net of specific reserves	$223,037	$168,782	$121,266	$76,856	$41,574

Loans and leases 90+ past due, still accruing	17,696	20,452	36,301	20,699	43,866
Restructured loans and leases, still accruing	20,813	15,576	6,161	8,205	8,264

Total non-performing loans and leases	$302,267	$235,665	$186,475	$111,636	$97,672

Allowance for impaired credits	40,721	30,855	22,747	5,876	3,968
Allowance for all other credits	160,053	158,029	153,296	138,915	134,779

Total Allowance for Credit Losses	$200,774	$188,884	$176,043	$144,791	$138,747

Outstanding balance of impaired credits	$188,291	$171,299	$128,537	$44,694	$36,087
Allowance for impaired credits	40,721	30,855	22,747	5,876	3,968

Net book value of impaired credits	$147,570	$140,444	$105,790	$38,818	$32,119

Net book value of impaired credits as a % of unpaid principal balance	61%	67%	65%	67%	67%

Coverage of other non-accrual loans and leases provided by the allowance for all other credits	212%	558%	991%	365%	1425%

Coverage of non-performing loans and leases not impaired by the allowance for all other credits	140%	246%	265%	208%	219%
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Noninterest Revenue and Expense
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	Jun-10	Mar-10	Dec-09	Sep-09	Jun-09
NONINTEREST REVENUE:
Mortgage lending	$(2,304)	$5,025	$8,602	$2,012	$13,959
Credit card, debit card and merchant fees	9,333	8,810	7,883	8,902	9,111
Service charges	18,953	16,262	18,689	19,049	18,371
Trust income	2,707	2,587	3,014	2,435	2,040
Securities gains (losses), net	(585)	1,297	(102)	—	42
Insurance commissions	21,666	21,668	17,583	20,134	20,575
Annuity fees	698	781	1,060	572	739
Brokerage commissions and fees	1,419	1,317	1,390	1,349	1,086
Bank-owned life insurance	1,972	1,669	1,843	3,222	1,796
Other miscellaneous income	3,227	3,916	4,543	4,800	12,759

Total noninterest revenue	$57,086	$63,332	$64,505	$62,475	$80,478

NONINTEREST EXPENSE:
Salaries and employee benefits	$68,189	$69,287	$66,926	$70,353	$70,092
Occupancy, net	10,527	10,775	10,897	10,720	10,492
Equipment	5,877	5,739	5,578	5,853	5,855
Deposit insurance assessments	4,362	4,250	3,786	3,402	9,358
Advertising	1,196	656	1,120	3,197	1,096
Foreclosed property expense	3,813	3,538	6,292	3,692	1,314
Telecommunications	2,494	2,200	2,203	2,219	2,226
Public relations	1,656	1,648	1,304	1,467	1,582
Data processing	1,594	1,470	1,360	1,542	1,737
Computer software	1,900	1,704	1,759	1,782	1,907
Amortization of intangibles	984	1,015	1,139	1,195	1,263
Legal fees	1,313	1,328	1,885	1,570	1,419
Postage and shipping	1,178	1,360	1,254	1,216	1,211
Other miscellaneous expense	14,933	15,513	17,858	14,464	14,454

Total noninterest expense	$120,016	$120,483	$123,361	$122,672	$124,006

- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,763,448	$126,131	5.18%
Held-to-maturity securities:
Taxable	939,046	9,474	4.05%
Tax-exempt	218,747	3,711	6.80%
Available-for-sale securities:
Taxable	821,050	8,029	3.92%
Tax-exempt	72,440	1,281	7.09%
Short-term investments	295,618	176	0.24%

Total interest earning assets and revenue	12,110,349	148,802	4.93%
Other assets	1,329,535
Less: allowance for credit losses	(216,378)

Total	$13,223,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,635,078	$9,750	0.84%
Savings	770,665	915	0.48%
Other time	3,814,314	21,536	2.26%
Short-term borrowings	486,350	264	0.22%
Junior subordinated debt	160,312	2,861	7.16%
Long-term debt	112,731	1,506	5.36%

Total interest bearing liabilities and expense	9,979,450	36,832	1.48%
Demand deposits — noninterest bearing	1,855,598
Other liabilities	142,672

Total liabilities	11,977,720
Shareholders’ equity	1,245,786

Total	$13,223,506

Net interest revenue		$111,970

Net interest margin			3.71%
Net interest rate spread			3.45%
Interest bearing liabilities to interest earning assets			82.40%

Net interest tax equivalent adjustment		$2,640
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	March 31, 2010
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,809,884	$128,299	5.30%
Held-to-maturity securities:
Taxable	851,525	9,525	4.54%
Tax-exempt	215,250	3,786	7.13%
Available-for-sale securities:
Taxable	859,757	8,386	3.96%
Tax-exempt	72,396	1,279	7.16%
Short-term investments	170,734	103	0.24%

Total interest earning assets and revenue	11,979,546	151,378	5.12%
Other assets	1,340,608
Less: allowance for credit losses	(192,983)

Total	$13,127,171

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,568,045	$9,392	0.83%
Savings	748,342	889	0.48%
Other time	3,741,938	21,529	2.33%
Short-term borrowings	564,191	587	0.42%
Junior subordinated debt	160,312	2,855	7.22%
Long-term debt	112,764	1,524	5.48%

Total interest bearing liabilities and expense	9,895,592	36,776	1.51%
Demand deposits — noninterest bearing	1,819,945
Other liabilities	146,225
Total liabilities	11,861,762
Shareholders’ equity	1,265,409

Total	$13,127,171

Net interest revenue		$114,602

Net interest margin			3.88%
Net interest rate spread			3.62%
Interest bearing liabilities to interest earning assets			82.60%

Net interest tax equivalent adjustment		$2,720
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	December 31, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,821,066	$130,671	5.28%
Held-to-maturity securities:
Taxable	878,452	10,239	4.62%
Tax-exempt	209,242	3,682	6.98%
Available-for-sale securities:
Taxable	892,191	8,676	3.86%
Tax-exempt	72,902	1,344	7.31%
Short-term investments	92,651	61	0.26%

Total interest earning assets and revenue	11,966,504	154,673	5.13%
Other assets	1,267,510
Less: allowance for credit losses	(168,842)

Total	$13,065,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,155,330	$9,023	0.86%
Savings	717,630	900	0.50%
Other time	3,748,894	23,445	2.48%
Short-term borrowings	713,972	405	0.23%
Junior subordinated debt	160,312	2,865	7.09%
Long-term debt	303,301	3,011	3.94%

Total interest bearing liabilities and expense	9,799,439	39,649	1.61%
Demand deposits — noninterest bearing	1,826,763
Other liabilities	171,981

Total liabilities	11,798,183
Shareholders’ equity	1,266,989

Total	$13,065,172

Net interest revenue		$115,024

Net interest margin			3.81%
Net interest rate spread			3.52%
Interest bearing liabilities to interest earning assets			81.89%

Net interest tax equivalent adjustment		$2,677
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	September 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,808,427	$130,957	5.30%
Held-to-maturity securities:
Taxable	998,773	11,799	4.69%
Tax-exempt	199,360	3,373	6.71%
Available-for-sale securities:
Taxable	889,278	8,591	3.83%
Tax-exempt	69,737	1,251	7.12%
Short-term investments	62,334	47	0.30%

Total interest earning assets and revenue	12,027,909	156,020	5.15%
Other assets	1,285,360
Less: allowance for credit losses	(146,212)

Total	$13,167,057

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$4,010,281	$9,038	0.89%
Savings	716,155	936	0.52%
Other time	3,726,754	25,535	2.72%
Short-term borrowings	1,071,144	544	0.20%
Junior subordinated debt	160,312	2,884	7.14%
Long-term debt	286,285	2,814	3.90%

Total interest bearing liabilities and expense	9,970,931	41,751	1.66%
Demand deposits — noninterest bearing	1,747,021
Other liabilities	184,006

Total liabilities	11,901,958
Shareholders’ equity	1,265,099

Total	$13,167,057

Net interest revenue		$114,269

Net interest margin			3.77%
Net interest rate spread			3.49%
Interest bearing liabilities to interest earning assets			82.90%
Net interest tax equivalent adjustment		$2,533
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2009
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,896,890	$131,313	5.32%
Held-to-maturity securities:
Taxable	1,040,896	12,218	4.71%
Tax-exempt	186,473	3,316	7.13%
Available-for-sale securities:
Taxable	919,217	8,721	3.81%
Tax-exempt	69,960	1,270	7.28%
Short-term investments	21,727	25	0.47%

Total interest earning assets and revenue	12,135,163	156,863	5.18%
Other assets	1,270,193

Less: allowance for credit losses	(144,570)

Total	$13,260,786

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,948,759	$9,738	0.99%
Savings	719,281	928	0.52%
Other time	3,634,336	26,496	2.92%
Short-term borrowings	1,340,244	470	0.14%
Junior subordinated debt	160,312	2,928	7.33%
Long-term debt	286,294	2,813	3.94%

Total interest bearing liabilities and expense	10,089,226	43,373	1.72%
Demand deposits — noninterest bearing	1,756,861
Other liabilities	163,749

Total liabilities	12,009,836
Shareholders’ equity	1,250,950

Total	$13,260,786

Net interest revenue		$113,490

Net interest margin			3.75%
Net interest rate spread			3.46%
Interest bearing liabilities to interest earning assets			83.14%
Net interest tax equivalent adjustment		$2,550
- MORE -

BXS Announces Second Quarter Results

July 22, 2010
BancorpSouth, Inc.
Reconciliation of Non-GAAP Measures
(Dollars in thousands)
(Unaudited)
Reconciliation of Pre-tax Pre-Provision Earnings (a):

	Quarter Ended
	June 30,
	2010	2009

Net income (loss)	$(12,560)	$33,867
Plus: Provision for credit losses	62,354	17,594
Income tax expense (benefit)	(3,395)	15,951

Pre-tax Pre-Provision Earnings	$46,399	$67,412
Reconciliation of Tangible assets and Tangible Shareholders’ Equity to Total Assets and Total Shareholders’ Equity

	June 30,
	2010	2009

Tangible assets (b):
Total assets	$13,421,004	$13,297,819
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	21,533	25,542

Total tangible assets	$13,129,374	$13,002,180

Tangible shareholders’ equity (b):
Total shareholders’ equity	$1,240,259	$1,274,947
Less: Goodwill	270,097	270,097
Other identifiable intangible assets	21,533	25,542

Total tangible shareholders’ equity	$948,629	$979,308

Tangible shareholders’ equity to tangible assets	7.23%	7.53%

(a)	BancorpSouth, Inc. utilizes pre-tax pre-provision earnings as an additional measure when evaluating the performance of the Company. Pre-tax pre-provision earnings are defined as net income plus provision for credit losses and income tax expense. The Company believes pre-tax pre-provision earnings to be an important performance indicator for the Company.

(b)	BancorpSouth, Inc. utilizes tangible assets and tangible shareholders’ equity measures when evaluating the performance of the Company. Tangible shareholders’ equity is defined by the Company as total shareholders’ equity less goodwill and other identifiable intangible assets. Tangible assets are defined by the Company as total assets less goodwill and other identifiable intangible assets. The Company believes the ratio of tangible equity to tangible assets to be an important measure of financial strength of the Company.
- END -